Exhibit 99.1

FOR IMMEDIATE RELEASE

MARPAI, INC. REPORTS THE Fourth QUARTER and YEAR END 2021 RESULTS

23% Increase in revenue in THE FOURTH 2021 versus THIRD QUARTER 2021

New York, March 30, 2022—Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an AI-technology company transforming the $22B Third-Party Administrator (TPA) market supporting self-funded employer health plans, today reported financial results for the fourth quarter and year ended December 31, 2021.

The Company’s consolidated results of operations include the results of operations of Marpai and its wholly owned subsidiary Marpai Health, Inc. for all periods presented, and the results of Continental Benefits, LLC (“Continental Benefit”) since its acquisition on April 1, 2021.

Financial Highlights

•	Net revenue of approximately $5.9 million for the fourth quarter of 2021, compared to net revenue of approximately $4.8 million for the third quarter of 2021, representing a sequential increase of approximately $1.1 million, or 23%.

•	Net revenue for the year ended December 31, 2021 was approximately $14.2 million. The Company’s revenues for the fourth quarter and year ended December 31, 2020 were zero since prior to the acquisition of Continental Benefit, it did not have any revenues.

•	The number of our customers’ employees covered under the Company’s administered health plans was 25,195, 25,136 and 20,400 on December 31, 2021, September 30, 2021 and June 30 ,2021, respectively.

•	Operating expenses (including cost of revenues) were approximately $11.6 million for the fourth quarter of 2021, as compared to approximately $9.5 million for the third quarter of 2021, and approximately $0.7 million for the fourth quarter of 2020, reflecting the acquisition of Continental Benefit, which increased the overall level of activity of the Company.

•	Operating expenses (including cost of revenues) for the full year 2021 were $30.1 million, compared to approximately $3.4 million for 2020, reflecting the acquisition of Continental Benefit.

•	Net loss was approximately $5.7 million for the fourth quarter of 2021,compared to net loss of approximately $4.8 million for the third quarter of 2021, and a net loss of approximately $0.9 million for the fourth quarter of 2020.

•	Adjusted negative EBITDA of approximately $4.7 million for the fourth quarter of 2021 compared to negative EBITDA of approximately $3.7 million in the third quarter of 2021 and negative EBITDA of approximately $0.5 million for the fourth quarter of 2020. Adjusted EBITDA for the full year 2021 was negative $12.7 million compared to adjusted negative EBITDA of $2.3 million for full year 2020. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•	On October 29, 2021, the Company closed its initial public offering on the Nasdaq Capital Market, and issued 7,187,500 shares of Class A common stock, par value $0.0001 per share (including the exercise of the underwriters’ over-allotment option shares) at a price of $4.00 per share with gross proceeds of $28.75 million and net proceeds of approximately $24.5 million, after deducting underwriting commissions and offering expenses.

“2021 has been a transformational year for Marpai and the recent addition of our new president Lutz Finger, who joined us from Google Health, a division of Google Inc., is an important validation of our long term strategy and prospects,” stated Edmundo Gonzalez, Chief Executive Officer of Marpai. “During 2021, we acquired Continental Benefits, thus becoming a player in the third party administrator (TPA) industry, we built a strong management team and we completed a successful initial public offering. I believe that we now have a strong basis from which we can build the TPA of the future, and I am very excited about 2022 and beyond.”

First Quarter 2022 Financial Guidance

The Company expects the first quarter 2022 revenue to be in a range of $6 million to $6.2 million.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Webcast and Conference Call Information

Marpai will host a conference call and webcast tomorrow, on Thursday, March 31, 2022 at 8:30 a.m. ET to answer questions about the Company's operational and financial highlights for its fourth quarter and year ended December 31, 2021.

Investors interested in listening to the conference call may do so by dialing (866)-652-5200 for domestic callers or +1-412-902-4216 for international callers, or by dialing 1-855-669-9657 for Canadian callers ,or via webcast:  https://app.webinar.net/QWEo29q2pJj.

For interested individuals unable to join the conference call, a recording of the webcast will also be available on the Marpai, Inc. investor relations site https://ir.marpaihealth.com.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a technology company bringing AI-powered health plan services to employers providing health benefits to employees. Primarily competing within the $22B TPA (Third Party Administrator) sector serving self-funded health plans and representing over $1T in annual health care claims, Marpai’s SMART services focus on reducing claims costs, lowering reinsurance premiums, and elevating care quality for plan members. Marpai’s proprietary deep learning algorithms predict potential near-term health events for members to prevent costly claims and improve health outcomes. Operating nationwide, Marpai offers access to provider networks including Aetna and Cigna, and partners with brokers and consultants. For more information, visit www.marpaihealth.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated first quarter 2022 results. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses that the hiring of Mr. Finger is an important validation of its long term strategy and prospects, that it has a strong basis to build the TPA of the future and its first quarter revenue guidance. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Media contact:
Erika Beerbower for Marpai

erika@lightspeedpr.com

407-758-2727

Investor Relations contact:
Simon Li

813-822-3950

Simonli@marpaihealth.com

###

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net loss, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

•	other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

•	although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures

MARPAI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS:
Current assets:
Cash and cash equivalents	$19,183	$1,755
Restricted cash	6,751	63
Accounts receivable	209	—
Unbilled receivable	15	—
Prepaid expenses and other current assets	743	262
Other receivables	91	100
Total current assets	26,992	2,180

Property and equipment, net	890	195
Capitalized software, net	6,305	3,819
Operating lease right-of-use assets	2,044	337
Goodwill	2,383	—
Intangible assets, net	5,508	—
Security deposits	52	—
Other long-term asset	28
Total assets	$44,202	$6,531

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,126	$159
Accounts payable – related party	—	16
Accrued expenses	2,525	268
Accrued fiduciary obligations	5,541	—
Deferred revenue	1,165	—
Current portion of operating lease liabilities	784	96
Current portion of convertible notes payable	—	1,866
Due to related party	4	244
Total current liabilities	11,145	2,649

Convertible notes payable, net	—	7,096
Other long-term liabilities	45	—
Operating lease liabilities, net of current portion	1,302	283
Deferred tax liabilities	2,001	—
Total liabilities	14,493	10,028
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.0001 par value, 227,791,050 shares authorized; 20,299,727 issued and outstanding at December 31, 2021 and 142,369 issued and outstanding at December 31, 2020 (1)	2	-
Additional paid-in capital	51,232	2,044
Accumulated deficit	(21,525)	(5,541)
Total stockholders’ equity (deficit)	29,709	(3,497)
Total liabilities and stockholders’ equity (deficit)	$44,202	$6,531

(1)      Reflects 4.555821-for-1 forward stock split that became effective September 2, 2021.

MARPAI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year ended December 31,
	2021	2020
Revenue	$14,227	$—
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	10,290	—
General and administrative	8,056	1,499
Sales and marketing	4,965	28
Information technology	2,492	—
Research and development	1,734	1,767
Depreciation and amortization	1,962	74
Facilities	589	—
Total costs and expenses	30,088	3,368

Operating loss	(15,861)	(3,368)

Other income (expenses)
Other income, net	172	26
Interest expense	(427)	(521)
Foreign exchange loss	(19)	(5)
Loss before provision for income taxes	(16,135)	(3,868)

Income tax benefit	(150)	—
Net loss	$(15,985)	$(3,868)

Net loss per share, basic & fully diluted(1)	$(1.59)	$(1.60)

Weighted average number of common shares, basic and fully diluted(1)	10,076,494	2,428,878

(1)      Reflects 4.555821-for-1 forward stock split that became effective September 2, 2021.

MARPAI, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months ended December 31,
	2021	2020
Revenue	$5,896	$—
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	4,226	—
General and administrative	2,914	445
Sales and marketing	1,932	---
Information technology	991	—
Research and development	616	269
Depreciation and amortization	739	19
Facilities	227	—
Total costs and expenses	11,645	733

Operating loss	(5,749)	(733)

Other income (expenses)
Other income, net	63	7
Interest expense	(42)	(157)
Foreign exchange loss	(1)	—
Loss before provision for income taxes	(5,729)	(883)

Income tax benefit	--	—
Net loss	$(5,729)	$(883)

Net loss per share, basic & fully diluted(1)	$(0.34)	$(0.32)

Weighted average number of common shares, basic and fully diluted(1)	16,694,213	2,766,415

Reflects 4.555821-for-1 forward stock split that became effective September 2, 2021.

MARPAI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(15,985)	$(3,868)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,962	74
Share-based compensation	1,231	1,031
Amortization of right-of-use asset	100	78
Amortization of debt discount	27	102
Non-cash interest	366	415
Convertible note issued for professional services	75	50
Deferred taxes	(150)	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(132)	—
Prepaid expense and other assets	(349)	(318)
Other receivable	6	—
Security deposit	3	—
Accounts payable	41	114
Accounts payable – related party	(16)	16
Accrued expenses	962	201
Accrued fiduciary obligations	1,470	—
Operating lease liabilities	(99)	(87)
Due to related party	(240)	243
Other liabilities	(40)	—
Other asset	(27)	—
Net cash used in operating activities	(10,795)	(1,949)

Cash flows from investing activities:
Cash and restricted cash acquired as part of Acquisition (see Note 4)	11,384	—
Capitalization of software development costs	(1,464)	(569)
Purchases of intangible asset	(3)	—
Purchase of property and equipment	(274)	(31)
Reimbursement of leasehold improvements from sublease	—	46
Net cash provided by (used in) investing activities	9,643	(554)

Cash flows from financing activities:
Proceeds from initial public offering, net	25,379	—
Proceeds from warrant exercises	900
Repayment of convertible note	(783)	—
Proceeds from stock option exercises	—	—
Proceeds from convertible notes	550	4,075
Proceeds from short-term loan	3,000	—
Repayment of short-term loan	(3,000)	—
Payment for initial public offering costs	(831)	—
Proceeds from issuance of warrants	53	—
Net cash provided by financing activities	25,268	4,075

Net increase in cash, cash equivalents and restricted cash	24,116	1,572

Cash, cash equivalents and restricted cash at beginning of period	1,818	246
Cash, cash equivalents and restricted cash at end of period	$25,934	$1,818

Reconciliation of cash, cash equivalents, and restricted cash reported in the consolidated balance sheet
Cash and cash equivalents	$19,183	$1,755
Restricted cash	6,751	63
Total cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$25,934	$1,818

Supplemental disclosure of non-cash activity
Conversion of convertible notes into common stock at the closing of the Acquisition, net	$4,090	$—
Conversion of convertible notes into common stock at the IPO	$5,107	$—
Write off loan origination costs	$85	$—
Office improvements paid in 2022	$28	$—
Common stock issued as part of the Acquisition	$8,500	$—

MARPAI, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net loss	$(5,729)	$(883)	$(15,985)	$(3,868)
Interest expense and foreign exchange loss, net	(21)	150	274	500
Income tax (benefit)	-	-	(150)	-
Depreciation and amortization expense	739	19	1,962	75
Stock based compensation expense	269	195	1,231	1,031
Adjusted EBITDA	$(4,742)	$(519)	$(12,668)	$(2,262)